Exhibit 4.1

Enterprise
Bancorp, Inc.

Computershare

250 Royall Street, Suite V
Canton MA 02021
Within USA, US territories & Canada XXX XXX XXXX
Outside USA, US territories & Canada XXX XXX XXXX
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Primary Subscription Rights 12345678901234

ENTERPRISE BANCORP, INC. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., LOWELL, MASSACHUSETTS TIME, ON [ ], UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Enterprise Bancorp, Inc. (the "Corporation") is conducting a rights offering whereby the Corporation is distributing non-transferable rights (the "Subscription Rights") to the holders of record (the "Record Holders") of the Corporation's common stock (the "Common Stock"), as of 5:00 p.m., Lowell, Massachusetts time, on [ ], 2009 (the "Record Date"). Each Record Holder will receive one Subscription Right for each whole share of Common Stock held by the Record Holder at 5:00 p.m., Lowell, Massachusetts time, on the Record Date. Each Subscription Right entitles the Record Holder to subscribe for and purchase [ ] shares of Common Stock (the "Basic Subscription Right") at a subscription price of $[ ] per share (the "Subscription Price"). Each Record Holder who exercises the Basic Subscription Right in full will be eligible to participate in an over-subscription opportunity (the "Over-Subscription Opportunity"). Under the terms of the Over-Subscription Opportunity, in the sole discretion of the Corporation and subject to the conditions and limitations described in the Prospectus Supplement dated [ ], 2009 (the "Prospectus Supplement"), which is being delivered to you together with a related Prospectus dated [ ], 2009 (together with the Prospectus Supplement, the "Prospectus") and this Subscription Rights Certificate, a Record Holder may be entitled to purchase additional shares of Common Stock at the Subscription Price, to the extent that the shares are not purchased by other Record Holders exercising their Basic Subscription Rights and/or the shares are otherwise made available by the Corporation to satisfy requests received in the Over-Subscription Opportunity.

This Subscription Rights Certificate shows the number of shares of Common Stock that you may elect to purchase under your Basic Subscription Right. You may also elect to purchase additional shares under the Over-Subscription Opportunity as explained below under "Note Regarding Your Over-Subscription Opportunity".

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE RELATED SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE, MEANING THAT YOU ARE THE ONLY ONE WHO CAN EXERCISE YOUR SUBSCRIPTION RIGHTS AND YOU MAY NOT SELL, TRANSFER OR ASSIGN YOUR SUBSCRIPTION RIGHTS TO ANYONE ELSE.

NOTE REGARDING YOUR OVER-SUBSCRIPTION OPPORTUNITY

In addition to the number of shares you may purchase under your basic subscription right, you may also elect to purchase additional shares under the over-subscription opportunity that is part of this subscription rights offering, subject to general availability of shares and the additional conditions and limitations that are explained further in the accompanying Prospectus.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE [X:00] P.M., EASTERN TIME, ON [ ], 200X.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC 123456.78

001CD40006 013SMB

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: $                   I apply for ALL of my entitlement of new shares pursuant to the basic subscription EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of [XXX] shares. [1,000 purchase rights / [XXXX] = [XXXX] with fractional shares rounded down to the nearest whole number]. (no. of subscription rights) (no. of additional shares) (no. of new shares) x [      ]= x $XX.00 = (per share) x $XX.00 = (per share) $                   $                   $                   Amount of check or money order enclosed IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: In addition, I apply for additional shares pursuant to the Oversubscription Opportunity* IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing. SECTION 2: SUBSCRIPTION AUTHORIZATION: I/We hereby irrevocably subscribe for the number of shares of common stock that I/we have indicated above on this Subscription Rights Certificate in accordance with the terms and conditions specified in the Prospectus accompanying this Subscription Rights Certificate. I/We hereby acknowledge receipt of the Prospectus and understand that after delivery to Computershare Trust Company, N.A., as Subscription Agent for Enterprise Bancorp, Inc., I/we may not modify or revoke this Subscription Rights Certificate. Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on this Subscription Rights Certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. Signature of Subscriber(s) (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) * You can only participate in the Oversubscription Opportunity if you have subscribed for your full entitlement of new shares pursuant to the basic subscription. I apply for For a more complete description of the terms and conditions of this Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. The Prospectus is incorporated herein by this reference. For more information, or to request copies of materials related to this Rights Offering, contact [Georgeson Inc.], the Information Agent, at (   )    -     (toll free) or at (   )    -     (collect). Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to [Information Agent], toll free at (   )     -      or (   )     -     . By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021 x $XX.00 = (per share) (no. of new shares)